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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 17, 2009, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, appearing in this Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2008.

FORM S-3 REGISTRATION STATEMENT NOS.   FORM N-4 REGISTRATION STATEMENT NOS.
------------------------------------   ------------------------------------
           333-59765                               333-50545
           333-66452                               333-61146
           333-88045                               333-82427
           333-111553                              333-109688


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 17, 2009